Exhibit 99.1

Minim Reports 26% Increase in Q1 Revenue to a Record $15.0 Million

Company Announces Third Sequential Quarter of Record Revenue Growth;
 Reports Deferred Software Subscription Revenue for the First Time; and
Company Submits Application for NASDAQ Uplisting

Manchester, NH (May 17, 2021) — Zoom Telephonics, Inc., doing business as Minim (OTCQB: MINM), the creator of innovative internet access products under the globally-recognized Motorola® brand, today reported first quarter financial results for the period ended March 31, 2021.

Q1 2021 Financial Highlights:

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Record net revenue of $15.0 million and record revenue growth of 26% year over year, and a 9% increase sequentially from Q4 2020.
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Revenue Bookings1 of $15.3 million; deferred revenue as of March 31, 2021 was $265,000, reflecting software subscription revenue to be recognized in future periods.
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Continued improvement in gross margin at 34.0%, up 810 basis points year-over-year compared to 25.9% in Q1 2020 and up 120 basis points sequentially compared to 32.8% in Q4 2020.
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Improved operational efficiency with a net loss of $546,000, compared to a net loss of $752,000 in Q1 2020 and a net loss of $1.2 million in Q4 2020.
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Expanded total credit availability with signing of a $13 million credit line with Silicon Valley Bank.

Recent Business Highlights

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Launched nationwide availability of two next-generation DOCSIS 3.1 networking devices and an intelligent mobile app in a record eight retailers.
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Signed new business agreement with ANY LAB TEST NOW to provide secure WiFi solutions for its patient health data; added as a technology vendor for its over 190 locations.
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Expanded AI-driven Trusted Home platform in partnership with Irdeto with new data centers in Amsterdam and Moscow.
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Won award for Achievement in Growth at the 2021 American Business Awards.
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Trailblazed the first Cable Labs-certified Low Latency Device in a WiFi 6 modem/router that will be a “luxury car” product for gamers, video streamers, and remote workers in fall 2021.
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Presented at VirtualInvestorsConference.com by OTC Markets and will be presenting at Sidoti Microcap Conference on May 19, 2021 at 9:15 am (details on ir.minim.com).
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Board unanimously voted to uplist to The NASDAQ Capital Market, and the application has been filed.2
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1 Revenue Bookings (non-GAAP) are defined as GAAP Revenue plus the change in Deferred Revenue recorded within the financial reporting period being disclosed.
2 The listing of the company’s common shares on a national exchange is subject to exchange approval and the company’s ability to satisfy all applicable listing and regulatory requirements. There is no assurance that a national exchange will approve the company’s application or that the company will complete the listing as proposed.

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Board unanimously voted to officially change the company’s name to Minim, Inc. The change will be made effective promptly after the upcoming Annual Meeting which is scheduled on June 2, 2021.

“Our strong first quarter demonstrates that we are answering the robust demand for advanced connectivity solutions and delivering on the strategic, software-driven playbook we outlined in the merger,” said Gray Chynoweth, Chief Executive Officer of Minim. “We drove a 26% increase in revenue year-over-year through new product launches, expanded retail distribution and sustained product availability. I am proud of our COO John Lauten’s exceptional supply chain management to date and the full-court efforts the team has put forth to successfully launch our next-generation products.”

Chynoweth added, “We are out of the gate quickly in 2021 and have high expectations for continued value creation as we reach more home and office users with bundled solutions, increase our base of recurring revenue and approach profitability. Uplisting to The NASDAQ Capital Market will increase our visibility as an investment target for institutional investors. It will mark an important milestone for Minim as we continue to execute building long-term shareholder value.”

Sean Doherty, Chief Financial Officer of Minim, commented, “For the first time, we have a deferred revenue balance, reflecting the software subscription portion of our product sales and the progress we are making towards building a book of recurring revenue. Our profitability was affected by approximately $351 thousand in merger expenses and adjustments that we believe are largely in our rearview mirror. We significantly increased our financial flexibility with a new $13 million credit line that provides us with capacity to fund our strategic growth initiatives.”

Deferred revenue as of March 31, 2021 was $265,000 compared with $0 as of December 31, 2020.

Net loss in the first quarter of 2021 was $546,000, a $197,000 year-over-year improvement compared to a net loss of $752,000 in the first quarter of 2020. Sequentially, this compares to $1.2 million in the fourth quarter of 2020, an improvement of $0.7 million. Net loss per share on a GAAP basis for the first quarter of 2021 was ($0.02), compared with ($0.04) in the comparable period of Q1 2020, and ($0.04) in the prior quarter in Q4 2020.

Non-GAAP adjusted EBITDA in the first quarter of 2021 was $0.3 million, a $0.5 million year over year reduction compared to $0.9 million in the first quarter of 2020, which was normalized for $1.5 million of tariff expense, and a $0.8 million improvement sequentially compared to a loss of $0.4 million in the fourth quarter of 2020.

At the end of Q1 2021, the company had $1.2 million cash, cash equivalents and restricted cash compared to $1.6 million at the end of Q4 2020. The company closed a 24-month, $13.0 million credit facility with Silicon Valley Bank during the first quarter of 2021 which replaced its previous $5.0 million credit facility. The company had $449 thousand in availability for borrowing under the new credit facility at March 31, 2021.

Business Outlook

“It’s an exciting time to be in the business of broadband,” said Nicole Zheng, Chief Marketing Officer of Minim. “The US is contemplating a $100 billion investment in high-speed broadband infrastructure; challenger ISPs are emerging and thriving; and there are similar movements globally. These are potentially positive signals for our addressable market and healthy consumer choice preservation. We see big opportunities, and we are focused on here-and-now execution of supply chain synchrony, successful product launches, and sales channel expansion. We continue to build out our portfolio of brands to capture an increasing share of the internet connectivity market.”

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP), this news release contains the non-GAAP financial measure Adjusted EBITDA, which we define as U.S. GAAP net income (loss) plus depreciation of fixed assets and amortization of intangible assets, other (expense) income, net, income tax provision, revenue bookings which is GAAP revenue plus the change in Deferred Revenue recorded within the financial reporting period being disclosed, material one-time expenses and income, and stock-based compensation expenses. We use Adjusted EBITDA in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, and evaluating short-term and long-term operating trends in our operations. We believe that the Adjusted EBITDA financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that the Adjusted EBITDA is useful to investors because it allows them to gain a meaningful understanding of changes in our core operating results, and can also help investors who wish to make comparisons between the company and other companies on both a GAAP and a non-GAAP basis.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above in arriving at Adjusted EBITDA and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring. The following table includes the reconciliations of our U.S. GAAP net loss the most directly comparable U.S. GAAP financial measure, to our adjusted EBITDA for the three months ended March 31, 2021, December 30, 2020, and March 31, 2020.

These supplemental financial measures in Adjusted EBITDA exclude temporary supplemental air freight resulting from supply chain interruptions resulting from a global pandemic; China tariffs as the company believes these costs are not part of normal business operations (the imposed tariff rates increased mid-2019 from 10% to 25% on the value of imported goods and remained at 25% until the company relocated its manufacturing source from China to Vietnam by June 2020); costs incurred and related to the merger with Minim, Inc. as the company deems these costs as one-time in nature; stock-based compensation expenses are deemed non-cash expenses that the company believes are not reflective of ongoing operating results; and the one-time income from the forgiveness of the Payroll Protection Program loan, which is reflected in other (expense) income, net.

Conference Call Details Date/Time:

Minim will host a conference call today, May 17, 2021, at 8:30 a.m. ET to discuss these results. To participate, please access the live webcast at https://ir.minim.co/, or by dialing (866) 393-7958 (US) or (706) 643-5255 (international) and referencing code 6164624.

A slide presentation will accompany management’s remarks and will be accessible five minutes prior to the start of the call via the following link: https://ir.minim.co. A recording of the call will also be made available afterwards through the investor information section of the company’s website.

About Minim

Zoom Telephonics, Inc., doing business as Minim (OTCQB: MINM), is the creator of innovative internet access products that dependably connect people to the information they need and the people they love. Headquartered in Manchester, NH, the company delivers smart software-driven communications products under the globally recognized Motorola® brand and ZOOM® trademark. Minim end users benefit from a personalized and secure WiFi experience, leading to happy and safe homes where things just work. To learn more, visit https://www.minim.com.

MOTOROLA and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license.

Forward-Looking Statements

This press release contains “forward-looking statements”, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to Minim’s plans, expectations, and intentions. Actual results may be materially different from expectations as a result of known and unknown risks, including: risks associated with Minim’s potential inability to realize intended benefits of the merger; the potential increase in tariffs on the company's imports; potential difficulties and supply interruptions from moving the manufacturing of most of the company’s products to Vietnam; risks relating to global semiconductor shortages; potential changes in NAFTA; the potential need for additional funding which Minim may be unable to obtain; declining demand for certain of Minim’s products; delays, unanticipated costs, interruptions or other uncertainties associated with Minim’s production and shipping; Minim’s reliance on several key outsourcing partners; uncertainty of key customers’ plans and orders; risks relating to product certifications; Minim’s dependence on key employees; uncertainty of new product development, including certification and overall project delays, budget overruns; the risk that newly introduced products may contain undetected errors or defects or otherwise not perform as anticipated; costs and senior management distractions due to patent related matters; risks from a material weakness in our internal control over financial reporting; the impact of the COVID-19 pandemic; and other risks set forth in Minim’s filings with the Securities and Exchange Commission. Minim cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Minim expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Minim’s expectations or any change in events, conditions or circumstance on which any such statement is based.

Investor Relations Contact:
James Carbonara
james@haydenir.com
(646) 755-7412

ZOOM TELEPHONICS, INC.
Consolidated Balance Sheet
(Unaudited)(in thousands, except share data)

ASSETS	March 31, 2021 (Unaudited)	December 31, 2020
Current assets
Cash and cash equivalents	$398	$772
Restricted cash	800	800
Accounts receivable, net	8,646	9,203
Inventories, net	17,984	16,505
Prepaid expenses and other current assets	403	399
Total current assets	28,231	27,679

Equipment, net	646	455
Operating lease right-of-use assets, net	68	87
Goodwill	59	59
Intangible assets, net	361	389
Other assets	974	942
Total assets	$30,339	$29,611

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Bank credit line	$6,919	$2,442
Accounts payable	10,049	11,745
Current maturities of long-term debt	60	65
Current maturities of operating lease liabilities	60	66
Accrued expenses	4,947	7,465
Deferred revenue, current	110	––
Total current liabilities	$22,145	$21,783

Long-term debt, less current maturities	––	15
Operating lease liabilities, less current maturities	9	22
Deferred revenue noncurrent	155	––
Total liabilities	$22,309	$21,820

Stockholders' equity
Common stock: Authorized: 40,000,000 shares at $0.01 par value; issued and outstanding: 35,362,854 shares at March 31, 2021 and 35,074,922 shares at December 31, 2020, respectively	354	351
Additional paid in capital	65,308	64,527
Accumulated deficit	(57,632)	(57,087)
Total stockholders' equity	8,030	7,791
Total liabilities and stockholders' equity	$30,339	$29,611

ZOOM TELEPHONICS, INC.
Consolidated Statements of Operations
(Unaudited)(in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020

Net sales	$15,018	$11,955
Cost of sales	9,914	8,860
Gross profit	5,104	3,095

Operating expenses:
Selling and marketing	3,174	2,354
General and administrative	1,077	828
Research and development	1,389	653
Total operating expenses	5,640	3,835

Operating loss	(536)	(740)

Other income (expense):
Interest income (expense), net	(28)	(6)
Other, net	20	––
Total other income (expense)	(8)	(6)

Loss before income taxes	(544)	(746)

Income taxes	2	6

Net loss	$(546)	$(752)

Net loss per share:
Basic and diluted	$(0.02)	$(0.04)

Basic and diluted weighted average common and common equivalent shares	35,254	21,080

ZOOM TELEPHONICS, INC.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)(in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020

GAAP net loss to Non-GAAP Adjusted EBITDA reconciliation:
GAAP-based net loss	$(546)	$(752)
Add: Other income and taxes *	10	12
Add: Depreciation and Amortization	167	59
GAAP-based EBITDA	(369)	(681)
Adjustments to GAAP-based EBITDA:
Add: GAAP sales net to revenue bookings	228	––
Add: Merger deal costs	116	––
Add: Tariffs	––	1,493
Add: Stock-based compensation expense	405	127
Total adjustments	749	1,620
Non-GAAP-based Adjusted EBITDA	$380	$939

	Three Months Ended
	March 31, 2021	December 31, 2020

GAAP net loss to Non-GAAP Adjusted EBITDA reconciliation:
GAAP-based net loss	$(546)	$(1,237)
Add: Other income and taxes *	10	(991)
Add: Depreciation and Amortization	167	145
GAAP-based EBITDA	(369)	(2,083)
Adjustments to GAAP-based EBITDA:
Add: GAAP sales net to revenue bookings	228	––
Add: Merger deal costs	116	1,270
Add: Tariffs and air freight	––	206
Add: Stock-based compensation expense	405	158
Total adjustments	749	1,634
Non-GAAP-based Adjusted EBITDA	$380	$(449)

* Other income includes forgiveness of the Payroll Protection Program loan of $20 thousand and $1,057 thousand for the three months ended March 31, 2021 and December 31, 2020, respectively.